                                                                     EXHIBIT 3.3

                       THE COMMONWEALTH OF MASSACHUSETTS

                                 KEVIN H. WHITE
                         Secretary of the Commonwealth
                                  STATE HOUSE
                                 BOSTON, MASS.

                            ARTICLES OF ORGANIZATION
                             (Under G.L. Ch. 156B)

              NAME
              ----
       (including given name in full)             POST OFFICE ADDRESS
We,    Arthur R. McLaren,                         12 Poplar St.,  Belmont
       Helen B. McLaren                           12 Poplar St.,  Belmont
       George McBride                             105 Watson Rd.,  Belmont
       Albert M. Rudman                           25 Century St.,  W. Medford

do hereby associate ourselves as incorporators with the intention of forming a corporation under the provisions of General Laws, Chapter 156B.

       1. The name by which the corporation shall be know is: BAKER SCHOOL SPECIALTY CO., INC.

       2.     The purposes for which the corporation is formed are as follows:

              To manufacture, buy, sell, deal in, and to engage in, conduct, and carry on the business of manufacturing, buying, selling and dealing in goods, wares and merchandise of every class and description; to acquire, own, use, convey, mortgage and otherwise dispose of real estate or any interest therein used in connection with the business or incidental thereto.

       2A.    Any stockholder, including the heirs, assigns, executors or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the Board of Directors, in the manner following:

       He shall notify the directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within thirty days thereafter either accept the offer, or by notice to him in writing name a second arbitrator and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator.

       After the acceptance of the offer, or the report of the arbitrators as to the value of the stock, the directors shall have thirty days within which to purchase the same at such valuation, but if at the expiration of thirty days, the corporation shall not have exercised the right so to purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit.
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       No shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may in any particular instance waive the requirement.

       3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

---------------------------------------------------------------------------------------------------------------
       CLASS OF STOCK                WITHOUT PAR VALUE                           WITH PAR VALUE
---------------------------------------------------------------------------------------------------------------
                                      NUMBER OF SHARES                  NUMBER OF SHARES           PAR VALUE
---------------------------------------------------------------------------------------------------------------
         Preferred                           --                                --                     --
---------------------------------------------------------------------------------------------------------------
           Common                           300                                --                     --
---------------------------------------------------------------------------------------------------------------

4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established: None

5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows: See 2A.

6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:
       None

7. The first meeting of the incorporators was duly held on the SEVENTH day of March, 1967 at which by-laws of the corporation were duly adopted and at which the initial directors, president, treasurer and clerk, whose names are set out below were duly elected.

8. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

       a. The post office address of the initial principal office of the corporation in Massachusetts is:
              17 Craig Road, Acton, Massachusetts

       b. The name, residence, and post office address of each of the initial directors and following officers of the corporation elected at the first meeting are as follows:
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
                             NAME                        RESIDENCE                  POST OFFICE ADDRESS
 President:                  Arthur R. McLaren           12 Poplar St.              same
                                                         Belmont,  Mass.

 Treasurer:                  Helen B. McLaren            12 Poplar St.              same
                                                         Belmont,  Mass.

 Clerk:                      George McBride              105 Watson Rd.             same
                                                         Belmont, Mass.

 Directors:                  Arthur R. McLaren           12 Poplar St.              same
                                                         Belmont,  Mass.

                             Helen B. McLaren            12 Poplar St.              same
                                                         Belmont,  Mass.

                             George McBride              105 Watson Rd.             same
                                                         Belmont, Mass.

       c. The date initially adopted on which the corporation's fiscal year ends is: December 31

       d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is: Second Monday of February

       e. The name and business address of the registered agent, if any, of the corporation are: None

IN WITNESS WHEREOF, and under the penalties of perjury, we, the above-named INCORPORATORS, hereto sign our names, this seventh day of March, 1967.

                                                  /s/ ARTHUR R. McLAREN
                                                  -------------------------

                                                  /s/ HELEN B. McLAREN
                                                  -------------------------

                                                  /s/ GEORGE McBRIDE
                                                  -------------------------

                                                  /s/ ALBERT M. RUDMAN
                                                  -------------------------

                                  * * * * * *

                       THE COMMONWEALTH OF MASSACHUSETTS

                 Office of the Massachusetts Secretary of State
                         Michael J. Connolly, Secretary
               One Ashburton Place, Boston, Massachusetts  02108

                             ARTICLES OF AMENDMENT
                     General Laws, Chapter 156B, Section 72

                     Federal Identification No. 04-2431217

We, George McBride, President, and Vinalrae McBride, Clerk, of BAKER SCHOOL SPECIALTY CO., Inc., located at Box 236, Governor Dukakis Drive, Orange, MA 01364 do hereby certify that these Articles of Amendment affecting Articles Numbered 3 of the Articles of Organization were duly adopted at a meeting held on February 16, 1990 by vote of 15 shares of common out of 15 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon.

To CHANGE the number of shares and the par value (if any) of type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

--------------------------------------------------------------------------------------------------------------
WITHOUT PAR VALUE STOCKS                                                         WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------------------------------------
       TYPE            NUMBER OF                                   TYPE      NUMBER OF              PAR
                        SHARES                                                SHARES               VALUE
--------------------------------------------------------------------------------------------------------------
 COMMON            300                                       COMMON            None                None
--------------------------------------------------------------------------------------------------------------
 PREFERRED         None                                      PREFERRED         --                  --
--------------------------------------------------------------------------------------------------------------


CHANGE the total authorized to:

--------------------------------------------------------------------------------------------------------------
WITHOUT PAR VALUE STOCKS                                                         WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------------------------------------
       TYPE            NUMBER OF                               TYPE          NUMBER OF              PAR
                        SHARES                                                SHARES               VALUE
--------------------------------------------------------------------------------------------------------------
 COMMON            100,000                                   COMMON            None                None
--------------------------------------------------------------------------------------------------------------
 PREFERRED         None                                      PREFERRED         --                  --
--------------------------------------------------------------------------------------------------------------

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. EFFECTIVE DATE:
Upon Filing

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 27th day of February, in the year 1990.

/s/ GEORGE McBRIDE, President
-----------------------------------
       George McBride

/s/ VINALRAE McBRIDE, Clerk
-----------------------------------
       Vinalrae McBride